EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Announces November 30, 2008 Assets Under Management

New York, NY, December 9, 2008 – AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that during the month of November, preliminary assets under management decreased by approximately $30 billion, or 6.2%, to $452 billion at November 30, 2008, due principally to negative investment returns as well as net outflows in all distribution channels.  Additionally, the increase in Other AUM is due primarily to client transfers from active to passive services in the Retail Channel.

	ALLIANCEBERNSTEIN L.P.
	(THE OPERATING PARTNERSHIP)
	ASSETS UNDER MANAGEMENT
	($ billions)
	At November 30, 2008				At Oct 31,
	(preliminary)				2008

	Institutional		Private
	Investments	Retail	Client	Total	Total

Equity
Value	$111	$34	$24	$169	$190
Growth	56	18	15	89	103
Total Equity	167	52	39	258	293

Fixed Income	115	26	30	171	173

Other(1)	12	11	-	23	16
Total	$294	$89	$69	$452	$482

	At October 31, 2008

Total	$312	$98	$72	$482

(1) Includes Index, Structured and Asset Allocation services.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  At September 30, 2008, AllianceBernstein employed more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments.  Through its subsidiaries and joint ventures, AllianceBernstein operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers independent research, portfolio strategy and brokerage-related services to institutional investors.

At September 30, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.6% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.6% of the AllianceBernstein Units at September 30, 2008 (including those held indirectly through its ownership of approximately 1.6% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.0% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in  Part I, Item 1A of our Form 10-K for the year ended December 31, 2007 and Part II, Item 1A of our Form 10-Q for the quarter ended September 30, 2008. Any or all of the forward-looking statements that we make in this news release, Form 10-K, Form 10-Q, other documents we file with or furnish to the SEC, or any other public statements we issue, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed above could also adversely affect our revenues, financial condition, results of operations, and business prospects.